UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BIOPROGRESS PLC

(Exact name of Registrant as specified in its charter)

England and Wales	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

14 Hostmoor Avenue March, Cambridgeshire, United Kingdom	PE15 0AX
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☒

Securities Act registration statement file number to which the form relates: 333-119135 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Ordinary shares, par value £0.01 per share*

(Title of Class)

*	Not for trading, but only in connection with the quotation on the Nasdaq National Market of American Depositary Shares evidenced by American Depositary Receipts, each representing 10 ordinary shares.

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of BioProgress PLC Ordinary Shares” contained in the Registration Statement on Form F-4 (File No. 333-102045) of the registrant and BioProgress Technology International, Inc., initially filed with the Securities and Exchange Commission on December 20, 2002, as amended from time to time, and the information set forth under the heading “Description of Securities to be Registered” contained in the prospectus constituting Part I of the registrant’s Registration Statement on Form F-6 ( File No. 333-119135), initially filed with the Securities and Exchange Commission on September 20, 2004, as amended from time to time, which information is hereby incorporated by reference.

Item 2. Exhibits.

The following exhibits have been previously filed with the Securities and Exchange Commission and are hereby incorporated by reference as indicated below.

Exhibit Number	Description
1.	Memorandum and Articles of Association.*

2.	Specimen Share Certificate.*

3.	Form of Deposit Agreement dated as of October 20, 2004 among BioProgress plc, JPMorgan Chase Bank, as depositary, and all holders from time to time of American Depositary Receipts issued thereunder, including the Form of American Depositary Receipt, filed therewith as Exhibit (a).**

*	Filed as an exhibit to the Registration Statement on Form F-4 (Registration Number 333-102045) of the registrant and BioProgress Technology International, Inc.
**	Filed as an exhibit to the Registration Statement on Form F-6 (Registration Number 333-119135) of the registrant.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BIOPROGRESS PLC

By:	/s/ Elizabeth Edwards
Name:	Elizabeth Edwards
Title:	Chief Financial Officer

Dated: October 20, 2004

INDEX TO EXHIBITS

Exhibit Number
1.	Memorandum and Articles of Association.*

2.	Specimen Share Certificate.*

3.	Form of Deposit Agreement dated as of October 20, 2004 among BioProgress plc, JPMorgan Chase Bank, as depositary, and all holders from time to time of American Depositary Receipts issued thereunder, including the Form of American Depositary Receipt, filed therewith as Exhibit (a).**

*	Filed as an exhibit to the Registration Statement on Form F-4 (Registration Number 333-102045) of the registrant and BioProgress Technology International, Inc.
**	Filed as an exhibit to the Registration Statement on Form F-6 (Registration Number 333-119135) of the registrant.